UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

Bluerock Residential Growth REIT, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BCM EMPLOYEE FREQUENTLY ASKED QUESTIONS RELATED TO PROPOSED BRG ACQUISITION

On December 20, 2021, Bluerock Residential Growth REIT, Inc. (“BRG” and the “Company”) announced that it has entered into a definitive agreement with affiliates of Blackstone Real Estate (“Blackstone”) under which Blackstone will acquire all outstanding shares of common stock of BRG for $24.25 per share in an all-cash transaction valued at $3.6 billion (the “Acquisition”).

▪	Acquisition consideration equates to an approximately 124% premium (without including the value of BHOM, described below) over the unaffected September 15th closing share price, the day prior to a media article speculating that BRG was exploring strategic options was published

▪	BRG common stockholders to receive $24.25 per share in cash plus shares in BHOM, a spin-off company comprised of BRG’s single family rental assets

▪	All outstanding preferred series stockholders (B, C, D, T) fully redeemed in cash at par (i.e. full stated value) at closing of the Acquisition

▪	Acquisition expected to be completed in Q2 2022

Q:	What is Occurring?

A:	Blackstone is acquiring the outstanding shares of common stock of BRG. The Acquisition is the culmination of a comprehensive process undertaken by the Company’s board of directors, its management and its advisors. The Acquisition represents a premium of approximately 124% (without including the value of BHOM, described below) over the unaffected closing stock price of $10.85 on September 15, 2021, the day prior to a media article reporting that the Company was exploring strategic options including a sale.

Q:	Which Assets are Being Sold to Blackstone and Which Assets are Being Spun-Off into a Separate Company?

A:	Under the planned Acquisition, Blackstone will be acquiring 30 multifamily properties comprising approximately 11,000 units as well as a loan book secured by 24 multifamily assets.

Prior to the Acquisition, the Company intends to spin off its single-family rental business to its stockholders (the “Spin-Off” and together with the Acquisition, the “Transaction”) through the taxable distribution to shareholders of all of the outstanding shares of common stock of a newly formed real estate investment trust named Bluerock Homes Trust, Inc. (“BHOM”). BHOM will own interests in approximately 3,400 homes, including 2,000 through preferred/mezzanine investments, located in fast growing, high quality of life and knowledge economy markets across the United States.

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Q:	Will BRG’s Senior Management Continue to Manage and have ownership in BHOM?

A:	Yes, BHOM is expected to be externally managed by members of BRG senior management and most members of the Company’s senior management, along with certain entities related to them, have agreed to retain their interests in the Company’s operating partnership (the “OP”), which will hold the assets related to the single-family rental business upon completion of the Spin-Off, rather than receiving cash consideration. As a result, following the Spin-Off, the BRG shareholders who receive shares of BHOM in the Spin-Off are expected to indirectly own approximately 35% of the single-family rental business, with holders of units in the OP (other than BHOM) expected to indirectly own an interest of approximately 65% of the single family rental business.

Q:	What are the Conditions to the Closing of the Acquisition?

A:	The Transaction has been unanimously approved by the Company’s board of directors and is contingent upon consummation of the Spin-Off, as well as customary closing conditions, including the approval of the Company’s stockholders, who will vote on the transaction at a special meeting on a date to be announced. The Acquisition is not contingent upon receipt of financing by Blackstone.

Q:	What is the Timeline of the Sale of BRG and Spin-Off of BHOM?

A:	The Company expects the Acquisition and Spin-Off to be completed in the second quarter of 2022.

Q:	What Compensation Will BRG Class A Common Stockholders Receive from the Sale of BRG?

A:	Under the Acquisition, Blackstone will acquire all outstanding shares of BRG class A common stock for $24.25 per share.

Prior to the consummation of the Acquisition, BRG class A common stockholders will receive the dividend declared in December 2021, and BRG may make Q1 and Q2 2022 dividends up to $0.1625 per share per quarter.

Q:	What Compensation Will BRG Class A Common Stockholders Receive from the Spin-Off of BHOM?

A:	The Company’s shareholders will receive shares of BHOM, with a current implied Net Asset Value estimated at $5.60 (based on the midpoint of the valuation range provided by Duff & Phelps, independent financial advisor to the Company’s board of directors) per share of BRG common stock, although there can be no assurance that the trading price at listing will be equal to, or greater than, this estimated NAV.

Combined, the total compensation to existing BRG class A common stockholders will be $24.25 per share paid in cash plus shares of BHOM with an estimated NAV of $5.60.

Q:	When Will BHOM Become a Public Company?

A:	A registration statement on Form 10 will be filed in the coming weeks with respect to BHOM. The completion of the Spin-Off and the listing of BHOM on a national exchange is expected to occur in the second quarter of 2022 immediately prior to the closing of the Acquisition.

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Q:	What Happens to the BRG Preferred Stockholders’ (B, C, D, T) Interests?

A:	On consummation of the Acquisition, the outstanding shares of the BRG Series B, C, D, and T Preferred Stock will be redeemed in cash, pursuant to the terms of BRG’s charter and the merger agreement.

Q:	What Compensation will BRG Preferred Stockholders (B, C, D, T) Receive?

A:	In connection with the consummation of the Acquisition, all preferred stockholders will be fully redeemed in cash at their original par/stated value as follows:

▪	Series C, D & T preferred stock at $25 per share

▪	Series B preferred stock at $1,000 per share

All BRG preferred stockholders will also receive any accrued but unpaid dividends calculated up to the date of sale.

Q:	What Effect Will the Acquisition Have on BRG Series B Warrant Holders?

A:	Holders of unexpired BRG Series B Warrants will continue to be eligible to exercise their Warrants prior to their respective expiration dates. To the extent Warrant Holders exercise their Warrants prior to the closing of the Acquisition, those exercised shares will be freely tradable, but if the Warrants are not exercised prior to the record date for the Spin-Off, then the holder will not receive shares of BHOM in the Spin-Off. To the extent a Warrant Holder does not exercise their Warrants and their Warrants have not expired as of the closing of the Acquisition, their Warrants will remain outstanding, but the exercise price of their Warrants will be adjusted so that the Warrant Holder will be entitled to receive the per share merger consideration to the extent the Warrants are exercised after the close of the Acquisition.

Q:	Will the Existing Dividend Reinvestment Plan (DRIP) Continue?

A:	No, pursuant to the merger agreement the Company will suspend all dividend reinvestment plans associated with all common and preferred stock investments, as applicable, effective immediately, and all future dividends will be paid to the account on file or sent to the address of record.

Q:	When Will I Receive the Redemption Proceeds of My BRG Preferred Stock or the Consideration in the Acquisition and Do I Need to Do Anything Now?

A:	Redemption proceeds and consideration will be received in connection with the closing of the Acquisition. No action is required now. The Company will supply instructions with respect to next steps at a later date.

Q:	How Will the BRG Series T Annual Stock Dividend be Administered Going Forward?

A:	The 2022 Annual Stock Dividend is expected to be the final stock dividend paid to BRG Series T stockholders.

Additional Information and Where to Find It

In connection with the Acquisition, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). In addition, in connection with the Spin-Off, BHOM will file a registration statement on Form 10. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in

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connection with the proposed transactions. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.bluerockresidential.com. In addition, the documents (when available) may be obtained free of charge by accessing the Investor Relations section of the Company’s website at ir.bluerockresidential.com or by contacting the Company’s Investor Relations by email at investor.relations@bluerockre.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2021 annual meeting of stockholders, which was filed with the SEC on June 25, 2021, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 23, 2021 and in other documents filed by the Company with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” “guidance,” “target,” “estimate” and similar words or expressions, including the negative version of such words and expressions. These forward-looking statements are based upon the Company’s present expectations, estimates and projections about the industry and markets in which the Company operates and beliefs of and assumptions made by Company management, involve uncertainty that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon these forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors. Factors that could have a material adverse effect on our operations, future prospects, the Acquisition and the Spin-Off include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the Company and Blackstone’s affiliates; the failure to obtain the approval of

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the Company’s shareholders of the Acquisition or the failure to satisfy any of the other conditions to the completion of the Acquisition or the Spin-Off; the risks that the market does not value BHOM shares at NAV; the failure to recognize the potential benefits of the Spin-Off due to, among other reasons, BHOM’s lack of liquidity, small market size or inability to grow and expand revenues and earnings following the Spin-Off; shareholder litigation in connection with the Acquisition or the Spin-Off, which may affect the timing or occurrence of the Acquisition or the Spin-Off or result in significant costs of defense, indemnification and liability; the effect of the announcement of the Acquisition and the Spin-Off on the ability of the Company to retain and hire key personnel and maintain relationships with its tenants, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the Acquisition and the Spin-Off; the ability to meet expectations regarding the timing and completion of the Acquisition and the Spin-Off; the possibility that any opinions, consents or approvals required in connection with Spin-Off will not be received or obtained in the expected time frame, on the expected terms or at all; and significant transaction costs, fees, expenses and charges. There can be no assurance that the Acquisition, the Spin-Off or any other transaction described above will in fact be consummated in the expected time frame, on the expected terms or at all. There can be no assurance as to the impact of COVID-19 and other potential future outbreaks of infectious diseases on the Company’s or BHOM’s financial condition, results of operations, cash flows and performance and those of their respective tenants as well as on the economy and real estate and financial markets, which may impact the timing or occurrence of the Acquisition or the Spin-Off. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the SEC on February 23, 2021, and subsequent filings by the Company with the SEC. Any forward-looking statement speaks only as of the date on which it is made, and the Company assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company claims the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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